UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2025

HECLA MINING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8491	77-0664171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of principal executive offices) (Zip Code)

(208) 769-4100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	HL	New York Stock Exchange
Series B Cumulative Convertible Preferred Stock, par value $0.25 per share	HL-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 31, 2025, Michael L. Clary ceased serving as Senior Vice President and Chief Administrative Officer of Hecla Mining Company (the “Company”). Effective January 1, 2026, Mr. Clary’s employment with the Company will terminate and he will transition to a consultant of the Company. In connection with the transition, Mr. Clary entered into a separation agreement, which provides for supplemental severance in the form of two annual installment payments of $417,036.43 each, as consideration for a release and customary covenants including non-disparagement and confidentiality. Mr. Clary’s termination of employment will constitute a “Qualifying Termination Outside of the Change in Control Period” under a previously disclosed Change in Control and Severance Agreement, dated June 5, 2025, between the Company and Mr. Clary.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko Senior Vice President and General Counsel

Dated: December 31, 2025

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